UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2017

S&W SEED COMPANY
(Exact name of registrant as specified in Its charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

106 K Street, Suite 300 Sacramento, California	95814
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (559) 884-2535

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2017, S&W Seed Company (the "Company") entered into a secured note financing transaction (the "Loan Transaction") with Conterra Agricultural Capital, LLC ("Conterra") for $12.5 million in gross proceeds.

Pursuant to the Loan Transaction, the Company issued two secured promissory notes (the "Notes") to Conterra as follows:

  Secured Real Estate Note. The Company issued one Note in the principal amount of $10.4 million (the "Secured Real Estate Note") that is secured by a first priority security interest in the property, plant and fixtures (the "Real Estate Collateral") located at the Company's Five Points, California and Nampa, Idaho production facilities and its Nampa, Idaho and Arlington, Wisconsin research facilities (the "Facilities"). The Secured Real Estate Note matures on November 30, 2020, which, subject to Conterra's approval, may be extended to November 30, 2022. The Secured Real Estate Note bears interest of 7.75% per annum. The Company has agreed to make semi-annual payments of interest and amortized principal on a 20-year amortization schedule, for a combined payment of $515,711, starting July 1, 2018, in addition to a one-time interest only payment on January 1, 2018. The Company may prepay the Secured Real Estate Note, in whole or in part, at any time after it has paid a minimum of twelve months of interest on the Secured Real Estate Note.

  Secured Equipment Note. The Company issued a second Note in the principal amount of $2.1 million (the "Secured Equipment Note") that is secured by a first priority security interest in certain equipment not attached to real estate located at the Facilities. The Secured Equipment Note is also secured by the Real Estate Collateral. The Secured Equipment Note matures on November 30, 2019, which, subject to Conterra's approval, may be extended to November 30, 2020. The Secured Equipment Note bears interest at a rate of 9.5% per annum. The Company has agreed to make semi-annual payments of interest and amortized principal on a 20-year amortization schedule, for a combined payment of $118,223, starting July 1, 2018, in addition to a one-time interest only payment on January 1, 2018. The Company may prepay the Secured Equipment Note, in whole or in part, at any time.

The Notes and related documents include customary representations and warranties in addition to customary affirmative and negative covenants (including financial covenants), and customary events of default that permit Conterra to accelerate the Company's obligations under the Notes, including, among other things, that a default under one of the Notes would constitute a default under the other Note.

On December 1, 2017, the Company used the proceeds from the Loan Transaction to repay the Company's secured promissory note (the "Pioneer Note") issued to Pioneer Hi-Bred International, Inc. ("Pioneer") in connection with the Company's December 2014 acquisition of certain alfalfa research and production facilities and conventional (non-GMO) alfalfa germplasm assets and assumption of related liabilities from Pioneer (the "Pioneer Acquisition"). The repayment amount included the $2.5 million earn-out payment related to the Pioneer Acquisition that was added to the principal amount of the Pioneer Note in October 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: December 1, 2017

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